Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2014 RESULTS

NEW YORK, Oct. 29, 2014 – MetLife, Inc. (NYSE: MET) today reported the following results for the third quarter of 2014:

MetLife reported operating earnings* of $1.8 billion, up 22 percent over the third quarter of 2013. On a per share basis, operating earnings were $1.60, up 19 percent over the prior year quarter. Operating earnings in the Americas grew 14 percent. Operating earnings in Asia increased 19 percent both on a reported and constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 13 percent on a reported basis and were up 20 percent on a constant currency basis.

Third quarter 2014 operating earnings included the following items:

•	variable investment income above the company’s 2014 quarterly plan range by $62 million, or $0.05 per share, after tax and the impact of deferred policy acquisition costs (DAC)

•	favorable catastrophe experience and prior year development, which increased operating earnings by $38 million relative to plan, or $0.03 per share, after tax

•	a favorable one-time tax adjustment related to the filing of the company’s U.S. federal tax return, which increased operating earnings by $32 million, or $0.03 per share, after tax

•	results of the annual actuarial assumption review, which increased operating earnings by $16 million, or $0.01 per share, after tax

•	the impact of Chilean tax reform, which decreased operating earnings by $41 million, or $0.04 per share, after tax

MetLife’s operating return on equity, excluding accumulated other comprehensive income (AOCI), other than foreign currency translation adjustments (FCTA) (ROE)* was 13.2 percent for the third quarter and the company’s tangible operating ROE* was 16.7 percent.

On a GAAP basis, MetLife reported third quarter 2014 net income of $2.1 billion, or $1.81 per share. Net income includes $311 million, after tax, in net derivative gains, reflecting changes in foreign currencies and interest rates. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $12.7 billion, up 8 percent (9 percent on a constant currency basis) over the third quarter of 2013.

Book value, excluding AOCI other than FCTA*, was $49.69 per share, up 7 percent from $46.54 at September 30, 2013.

“MetLife had a strong third quarter,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We delivered both top and bottom line growth, investment margins remained strong, and expenses were well controlled.”

THIRD QUARTER 2014 SUMMARY

($ in millions, except per share data)	For the three months ended Sept. 30,
	2014	2013	Change
Premiums, fees & other revenues	$12,725	$11,816	8%
Total operating revenues	$17,918	$16,814	7%

Operating earnings	$1,825	$1,495	22%
Operating earnings per share	$1.60	$1.34	19%

Net income (loss)	$2,064	$942
Net income (loss) per share	$1.81	$0.84

Book value per share, excluding AOCI other than FCTA	$49.69	$46.54	7%
Book value per share – tangible common stockholders’ equity	$39.95	$37.33	7%
Book value per share	$61.44	$52.54	17%

*

Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or an expanded Third Quarter 2014 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the third quarter 2014 in the business discussions that follow are with the third quarter of 2013, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas were $1.5 billion, up 14 percent, driven by Corporate Benefit Funding, Latin America and Retail. Premiums, fees & other revenues were $9.5 billion, up 9 percent, and excluding pension closeouts, up 10 percent.

Retail

Operating earnings for Retail were $699 million, up 6 percent due to strong results in Retail Life & Other. Premiums, fees & other revenues were $3.5 billion, up 10 percent due to higher income annuity sales and separate account fee growth.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $237 million, up 5 percent due to improved underwriting results in the group life and disability businesses, partially offset by lower dental results. Premiums, fees & other revenues were $4.3 billion, up 6 percent reflecting business growth and experience adjustments on participating group life business.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $408 million, up 37 percent due to improved interest margins and underwriting results. Premiums, fees & other revenues were $582 million, up 2 percent as higher sales of structured settlements and income annuities were partially offset by lower pension closeouts.

Latin America

Operating earnings for Latin America were $152 million, up 14 percent on a reported basis and 22 percent on a constant currency basis. These results reflect the ProVida acquisition, which was acquired at the beginning of the fourth quarter of 2013, as well as strong results in Mexico. Operating earnings were negatively impacted by Chilean tax reform. Premiums, fees & other revenues were $1.1 billion, up 24 percent on a reported basis, and up 31 percent on a constant currency basis, reflecting growth across the region and ProVida. Sales in Latin America were up 9 percent.

ASIA

Operating earnings for Asia were $306 million, up 19 percent on both a reported and constant currency basis. The impact of a one-time reserve strengthening in Australia in the prior year quarter, as well as business growth, were the main contributors to third quarter 2014 operating earnings growth. Premiums, fees & other revenues were $2.5 billion, up 3 percent on a reported basis, and up 5 percent on a constant currency basis. Total sales for the region increased 10 percent, with strong sales growth in Australia and China.

EMEA

Operating earnings for EMEA were $96 million, up 13 percent on a reported basis, and 20 percent on a constant currency basis, driven by business growth in the Middle East, the positive impact of the annual assumption review and the conversion of certain operations to calendar year reporting. Premiums, fees & other revenues were $730 million, up 3 percent on a reported basis and up 4 percent on a constant currency basis. Total sales for the region increased 12 percent driven by a 31 percent increase in emerging markets, and strong employee benefit sales in the Middle East.

INVESTMENTS

Net investment income was $5.2 billion, up 4 percent. Variable investment income was $424 million ($273 million, after tax and DAC), compared with $236 million ($153 million, after tax and DAC) in the third quarter of 2013.

Changes in foreign currencies and interest rates during the quarter are reflected in derivative net gains of $187 million, after tax and other adjustments. Derivative net losses in the third quarter of 2013 were $493 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other had an operating loss of $73 million compared with an operating loss of $163 million in the third quarter of 2013. The improvement in Corporate & Other was mainly due to certain tax related items, including a true up to reflect a lower estimated tax rate for the company.

Conference Call

MetLife will hold its third quarter 2014 earnings conference call and audio webcast on Thursday, Oct. 30, 2014, from 8-9 a.m. EDT. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-553-0288 (U.S.) or 612-332-0335 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EDT on Thursday, Oct. 30, 2014, until Thursday, Nov. 6, 2014, at 11:59 p.m. EDT. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 314848. To access the replay of the conference call over the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, book value per share, excluding AOCI, other than FCTA, book value per share-tangible common stockholders’ equity, premiums, fees and other revenues, operating return on equity, excluding AOCI, other than FCTA, and tangible operating return on equity should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, book value per common share, excluding AOCI, other than FCTA, book value per common share-tangible common stockholders’ equity, premiums, fees and other revenues (operating), operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, and operating return on MetLife, Inc.’s tangible common stockholders’ equity, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife, Inc.’s tangible common stockholders’ equity is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI and is also reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax. MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, net investment gains (losses) and net derivative gains (losses), respectively. MetLife, Inc.’s tangible common stockholders’ equity and MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, should not be viewed as substitutes for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Third Quarter 2014 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s tangible common stockholders’ equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by average MetLife, Inc.’s tangible common stockholders’ equity.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI.

Operating return on MetLife, Inc.’s common stockholders’ equity is defined as operating earnings available to common shareholders divided by average MetLife, Inc.’s common stockholders’ equity.

Return on MetLife, Inc.’s tangible common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by average MetLife, Inc.’s tangible common stockholders’ equity.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity, excluding AOCI.

Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by average MetLife, Inc.’s common stockholders’ equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the SEC). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life

Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#  #  #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders (1)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,685	$9,054	$28,755	$27,314
Universal life and investment-type product policy fees	2,522	2,276	7,205	6,768
Net investment income	5,193	4,998	15,373	15,137
Other revenues	518	486	1,502	1,467

Total operating revenues	17,918	16,814	52,835	50,686

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,854	9,243	29,191	27,442
Interest credited to policyholder account balances	1,426	1,472	4,252	4,547
Capitalization of DAC	(1,071)	(1,153)	(3,148)	(3,621)
Amortization of DAC and VOBA	999	979	3,074	3,100
Amortization of negative VOBA	(96)	(113)	(298)	(368)
Interest expense on debt	292	288	885	863
Other expenses	4,003	4,026	11,933	12,118

Total operating expenses	15,407	14,742	45,889	44,081

Operating earnings before provision for income tax	2,511	2,072	6,946	6,605
Provision for income tax expense (benefit)	656	547	1,878	1,807

Operating earnings	1,855	1,525	5,068	4,798
Preferred stock dividends	30	30	91	91

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,825	$1,495	$4,977	$4,707

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,855	$1,525	$5,068	$4,798
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	109	(85)	(427)	339
Net derivative gains (losses)	478	(546)	1,132	(2,866)
Premiums	18	40	40	89
Universal life and investment-type product policy fees	106	96	302	266
Net investment income	217	28	331	1,248
Other revenues	—	(10)	(16)	(21)
Policyholder benefits and claims and policyholder dividends	(5)	(541)	(680)	(1,339)
Interest credited to policyholder account balances	(391)	(128)	(743)	(1,489)
Capitalization of DAC	—	—	1	—
Amortization of DAC and VOBA	(55)	138	(100)	477
Amortization of negative VOBA	11	13	35	42
Interest expense on debt	(3)	(29)	(34)	(96)
Other expenses (3)	(44)	(72)	(59)	(471)
Goodwill impairment	—	—	—	—
Provision for income tax (expense) benefit (3), (4)	(202)	544	(38)	1,499

Income (loss) from continuing operations, net of income tax	2,094	973	4,812	2,476
Income (loss) from discontinued operations, net of income tax	—	2	(3)	1

Net income (loss)	2,094	975	4,809	2,477
Less: Net income (loss) attributable to noncontrolling interests	—	3	21	17

Net income (loss) attributable to MetLife, Inc.	2,094	972	4,788	2,460
Less: Preferred stock dividends	30	30	91	91

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,064	$942	$4,697	$2,369

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2014		2013		2014		2013
	Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted
	(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders (1)
Operating earnings available to common shareholders	$1,825	$1.60	$1,495	$1.34	$4,977	$4.36	$4,707	$4.24

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2), (3)	109	0.10	(85)	(0.08)	(427)	(0.37)	339	0.31
Add: Net derivative gains (losses)	478	0.42	(546)	(0.49)	1,132	0.99	(2,866)	(2.58)
Add: Goodwill impairment	—	—	—	—	—	—	—	—
Add: Other adjustments to continuing operations (3)	(146)	(0.13)	(465)	(0.42)	(923)	(0.81)	(1,294)	(1.16)
Add: Provision for income tax (expense) benefit (3), (4)	(202)	(0.18)	544	0.49	(38)	(0.03)	1,499	1.35
Add: Income (loss) from discontinued operations, net of income tax	—	—	2	—	(3)	—	1	—
Less: Net income (loss) attributable to noncontrolling interests	—	—	3	—	21	0.02	17	0.02

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,064	$1.81	$942	$0.84	$4,697	$4.12	$2,369	$2.14

Weighted average common shares outstanding - diluted		1141.0		1117.3		1140.8		1108.9

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues (1)
Total operating premiums, fees and other revenues	$12,725	$11,816	$37,462	$35,549
Add: Adjustments to premiums, fees and other revenues	124	126	326	334

Total premiums, fees and other revenues	$12,849	$11,942	$37,788	$35,883

Reconciliation to GAAP Revenues and GAAP Expenses (1)
Total operating revenues	$17,918	$16,814	$52,835	$50,686
Add: Net investment gains (losses) (2), (3)	109	(85)	(427)	339
Add: Net derivative gains (losses)	478	(546)	1,132	(2,866)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	8	(2)	14	—
Add: Other adjustments to revenues	333	156	643	1,582

Total revenues	$18,846	$16,337	$54,197	$49,741

Total operating expenses	$15,407	$14,742	$45,889	$44,081
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(27)	(53)	37	(235)
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to expenses (3)	514	672	1,543	3,111

Total expenses	$15,894	$15,361	$47,469	$46,957

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	September 30,
	2014	2013
Book Value (5)
Book value per common share	$61.44	$52.54
Less: Net unrealized investment gains (losses), net of income tax	13.12	8.13
Less: Defined benefit plans adjustment, net of income tax	(1.37)	(2.13)

Book value per common share, excluding AOCI other than FCTA	49.69	46.54
Less: Foreign currency translation adjustments, net of income tax	(1.93)	(1.45)

Book value per common share, excluding AOCI	$51.62	$47.99

Book value per common share, excluding AOCI other than FCTA	$49.69	$46.54
Less: Goodwill, net of income tax	9.04	8.42
Less: VODA and VOCRA, net of income tax	0.70	0.79

Book value per common share - tangible equity (excludes AOCI other than FCTA)	$39.95	$37.33

Common shares outstanding, end of period (In millions)	1,119.1	1,120.8

	For the Three Months Ended September 30,
	2014	2013
Return on Equity (6)
Operating return on MetLife, Inc.’s (1):
Common stockholders’ equity	10.7%	10.2%
Common stockholders’ equity, excluding AOCI other than FCTA	13.2%	11.7%
Common stockholders’ equity, excluding AOCI	12.8%	11.3%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	16.7%	14.8%
Return on MetLife, Inc.’s (2):
Common stockholders’ equity	12.1%	6.4%
Common stockholders’ equity, excluding AOCI other than FCTA	15.0%	7.4%
Common stockholders’ equity, excluding AOCI	14.5%	7.1%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	18.8%	9.4%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
Total Americas Operations: (1)
Operating earnings available to common shareholders	$1,496	$1,316	$4,225	$3,936
Add: Net investment gains (losses) (2)	176	(51)	(530)	62
Add: Net derivative gains (losses)	356	(512)	1,071	(1,651)
Add: Other adjustments to continuing operations	(85)	(371)	(844)	(562)
Add: Provision for income tax (expense) benefit	(175)	324	56	753
Add: Income (loss) from discontinued operations, net of income tax	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	2	—	11	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,766	$706	$3,964	$2,538

Retail:
Operating earnings available to common shareholders	$699	$659	$1,963	$1,866
Add: Net investment gains (losses)	9	(28)	25	68
Add: Net derivative gains (losses)	283	(202)	579	(779)
Add: Other adjustments to continuing operations	(100)	(302)	(521)	(598)
Add: Provision for income tax (expense) benefit	(68)	186	(29)	458
Add: Income (loss) from discontinued operations, net of income tax	—	—	(2)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$823	$313	$2,015	$1,015

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$237	$226	$630	$731
Add: Net investment gains (losses)	(9)	(3)	(10)	(14)
Add: Net derivative gains (losses)	106	(173)	293	(612)
Add: Other adjustments to continuing operations	(41)	(44)	(122)	(129)
Add: Provision for income tax (expense) benefit	(19)	78	(56)	265

Net income (loss) available to MetLife, Inc.’s common shareholders	$274	$84	$735	$241

Corporate Benefit Funding: (1)
Operating earnings available to common shareholders	$408	$298	$1,137	$938
Add: Net investment gains (losses) (2)	180	(15)	(556)	4
Add: Net derivative gains (losses)	28	(140)	256	(244)
Add: Other adjustments to continuing operations	(31)	(7)	(55)	77
Add: Provision for income tax (expense) benefit	(63)	57	109	57
Add: Income (loss) from discontinued operations, net of income tax	—	—	(1)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$522	$193	$890	$832

Latin America:
Operating earnings available to common shareholders	$152	$133	$495	$401
Add: Net investment gains (losses)	(4)	(5)	11	4
Add: Net derivative gains (losses)	(61)	3	(57)	(16)
Add: Other adjustments to continuing operations	87	(18)	(146)	88
Add: Provision for income tax (expense) benefit	(25)	3	32	(27)
Less: Net income (loss) attributable to noncontrolling interests	2	—	11	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$147	$116	$324	$450

Asia:
Operating earnings available to common shareholders	$306	$257	$953	$920
Add: Net investment gains (losses) (3)	136	52	375	265
Add: Net derivative gains (losses)	(80)	164	(122)	(874)
Add: Other adjustments to continuing operations (3)	(32)	(31)	(50)	(417)
Add: Provision for income tax (expense) benefit (3), (4)	4	94	(64)	531
Add: Income (loss) from discontinued operations, net of income tax	—	1	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	5	6	15	15

Net income (loss) available to MetLife, Inc.’s common shareholders	$329	$531	$1,077	$407

EMEA:
Operating earnings available to common shareholders	$96	$85	$277	$240
Add: Net investment gains (losses)	(9)	10	(16)	49
Add: Net derivative gains (losses)	16	30	103	20
Add: Other adjustments to continuing operations	1	9	31	(4)
Add: Provision for income tax (expense) benefit	(9)	(17)	(60)	(36)
Less: Net income (loss) attributable to noncontrolling interests	1	1	2	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$94	$116	$333	$266

Corporate & Other: (1)
Operating earnings available to common shareholders	$(73)	$(163)	$(478)	$(389)
Add: Net investment gains (losses)	(194)	(96)	(256)	(37)
Add: Net derivative gains (losses)	186	(228)	80	(361)
Add: Other adjustments to continuing operations	(30)	(72)	(60)	(311)
Add: Provision for income tax (expense) benefit	(22)	143	30	251
Add: Income (loss) from discontinued operations, net of income tax	—	1	—	4
Less: Net income (loss) attributable to noncontrolling interests	(8)	(4)	(7)	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$(125)	$(411)	$(677)	$(842)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
	(In millions)		(In millions)
Revenues
Premiums	$9,703	$9,094	$28,795	$27,403
Universal life and investment-type product policy fees	2,628	2,372	7,507	7,034
Net investment income	5,410	5,026	15,704	16,385
Other revenues	518	476	1,486	1,446
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(17)	(13)	(40)	(77)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(14)	(21)	(16)	(56)
Other net investment gains (losses) (2), (3)	140	(51)	(371)	472

Total net investment gains (losses)	109	(85)	(427)	339
Net derivative gains (losses)	478	(546)	1,132	(2,866)

Total revenues	18,846	16,337	54,197	49,741

Expenses
Policyholder benefits and claims	9,512	9,472	28,824	27,827
Interest credited to policyholder account balances	1,817	1,600	4,995	6,036
Policyholder dividends	347	312	1,047	954
Other expenses (3)	4,218	3,977	12,603	12,140

Total expenses	15,894	15,361	47,469	46,957

Income (loss) from continuing operations before provision for income tax	2,952	976	6,728	2,784
Provision for income tax expense (benefit) (3), (4)	858	3	1,916	308

Income (loss) from continuing operations, net of income tax	2,094	973	4,812	2,476
Income (loss) from discontinued operations, net of income tax	—	2	(3)	1

Net income (loss)	2,094	975	4,809	2,477
Less: Net income (loss) attributable to noncontrolling interests	—	3	21	17

Net income (loss) attributable to MetLife, Inc.	2,094	972	4,788	2,460
Less: Preferred stock dividends	30	30	91	91

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,064	$942	$4,697	$2,369

(1)

Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. In the first quarter of 2014, MetLife, Inc. began reporting the operations of MetLife Assurance Ltd. as divested business.

(2)	The nine months ended September 30, 2014 includes a pre-tax net investment loss of $633 million related to the sale of the wholly-owned subsidiary, MetLife Assurance Ltd.
(3)

The nine months ended September 30, 2013 includes net investment gains of $19 million, expenses of $154 million and a tax benefit of $119 million related to a settlement of an acquisition tax contingency.

(4)

The three months and nine months ended September 30, 2013 include a deferred tax benefit of $95 million, related to the conversion of the Japan branch to a subsidiary. The three months and nine months ended September 30, 2013 also include a deferred tax benefit of $52 million due to a revised estimate of effective tax rates related to net investment gains (losses) and other comprehensive income.

(5)	Book values exclude $2,043 million of equity related to preferred stock.
(6)	Annualized using quarter-to-date results.